                                                                   EXHIBIT 10.1

                              EMPLOYMENT AGREEMENT

        AGREEMENT made this 14th day of September, 1998, as of September 1, 1998, ("Employment Agreement") by and between CHRISS W. STREET, residing at 2235 Pacific Drive, Corona Del Mar, California 92625 (hereinafter referred to as the "Executive") and COMPREHENSIVE CARE CORPORATION, a Delaware corporation with principal offices located at 4200 W. Cypress Street, Suite 300, Tampa, Florida 33607, (hereinafter referred to as the "Company").

                              W I T N E S S E T H :
                              ---------------------

        WHEREAS, the Company, through its wholly-owned subsidiary corporations, is currently engaged in the business of providing treatment programs for psychiatric disorders and chemical and drug dependence and providing various managed behavioral health care services through various contract service agreements;

        WHEREAS, the Company desires to continue to benefit from the executive talent and ability of Executive, and to continue to engage Executive as its President and Chief Executive Officer;

        WHEREAS, Executive and the Company previously entered into an Employment Agreement dated December 21, 1994 (the "1994 Employment Agreement"); and

        WHEREAS, Executive and the Company intend this Employment Agreement to supercede the 1994 Employment Agreement.

        NOW, THEREFORE, it is mutually agreed by and between the parties hereto as follows:

                                    ARTICLE I
                                    ---------

                                   EMPLOYMENT
                                   ----------

        Subject to and upon the terms and conditions of this Agreement, the Company hereby employs and agrees to continue the employment of the Executive, and the Executive hereby accepts such continued employment in his capacity as President and Chief Executive Officer of the Company, with the title of Chairman, President and Chief Executive Officer. Executive shall report to the Board of Directors of the Company. Executive shall also serve as President of the Company's principal operating subsidiary, Comprehensive Behavioral Care, Inc. ("CBC").

                                   ARTICLE II
                                   ----------

                      ELECTION OF EXECUTIVE AS A DIRECTOR;
                DIRECTORS LIABILITY INSURANCE AND INDEMNIFICATION
                -------------------------------------------------

        (A) Election of Executive as a Director
            of the Company

        Upon the execution of this Agreement and for the full term hereof, the Company shall cause Executive to continue to be elected as a Class II Director of the Company, and to be


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further elected as Chairman of its Board of Directors. The Company shall, during the full term of this Agreement, utilize its best efforts to cause Executive to be re-elected to such positions. Such best efforts shall, in the case of the Company, include but not be limited to including Executive as part of managements slate of Directors to be elected by shareholders, endorsing the election of Executive as a director, and soliciting proxies for the election of Executive.

        (B) Procurement of Directors Liability Insurance

        So long as Executive shall serve as an officer and Director of the Company, the Company shall procure and obtain, and continue in full force and effect, at its sole cost and expense, an officers and Directors liability insurance policy in an amount of not less than $1 million. Such policy of insurance shall insure against claims and liability while acting in the capacity of an officer or director of the Company or any subsidiary thereof, shall provide for the defense of all such claims and shall be subject to fraud exclusions and other usual and customary exclusions contained in such policies as offered and written in the City of Tampa, Florida. Such policy shall be obtained from a reputable insurance carrier rated A+ or better by Best.

        (C) Indemnification

        During the term of employment, and subsequent thereto with respect to any claim arising out of or in connection with his employment with the Company or any subsidiary of the Company during the term of this Agreement, the Company shall indemnify and hold Executive harmless from all claims and liability, loss or damage (including but not limited to judgments, fines and amounts paid in settlement), asserted against Executive or incurred by Executive, including reasonable attorneys fees and costs of investigation (the "Indemnification"). The Indemnification


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provided for herein shall be in addition to and not in substitution or diminution of any and all rights to indemnification which Executive may be entitled to under the laws of the State of Delaware or the Certificate of Incorporation or By-Laws of the Company.

        In furtherance of the Indemnification, the Company shall indemnify Executive from any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, including any action by or in the right of the Company, by reason of the fact that Executive is or was an officer or director of the Company or any subsidiary of the Company.

        All expenses, including reasonable attorneys fees, incurred by Executive in defending any civil, criminal, administrative or investigative action, suit or proceeding, shall, upon request by Executive, be paid and advanced by the Company in advance of the final disposition of such action, suit, or proceeding; provided, however, that Executive shall repay to the Company all amounts so advanced if it shall be ultimately and finally determined that Executive is not entitled to be indemnified under the laws of the State of Delaware. All advances shall be made by the Company within 10 days after the request therefor by Executive accompanied by a statement by Executive's counsel that the amount of advance requested is fair and reasonable.

        The Indemnification provided in this Article II shall enure to the benefit of Executive, his heirs, executors and administrators. The Company shall enter into a separate Indemnification Agreement with Executive which shall incorporate the provisions of this Article II.



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                                   ARTICLE III
                                   -----------

                                     DUTIES
                                     ------

        (A) Executive shall, during the term of his employment with the Company, and subject to the reasonable and good faith direction and control of the Company's Board of Directors, perform such duties and functions for the Company and CBC as he may be called upon to perform by the Company's Board of Directors during the term of this Agreement consistent with the position of President and Chief Executive Officer of the Company and President of CBC.

        (B) The Executive agrees to devote his best efforts to the performance of his duties for the Company and to render such services for any subsidiary corporations of the Company.

        (C) The Executive shall perform, in conjunction with the Company's Senior Management, to the best of his ability the following services and duties for the Company and its subsidiary corporations (by way of example, and not by way of limitation):

            1. Those duties attendant to the position with the Company for which he is hired;

            2. Financial and strategic planning to preserve and enhance the Company's business;

            3. Promotion of the relationships of the Company and its subsidiary corporations with their respective employees, customers, suppliers and others in the business and investment community.

        (D) The Company acknowledges that Executive has substantial business and financial background and experience, and has acted and continues to act in an advisory capacity to


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various businesses as well as engaging in investment and merchant banking through affiliated entities (the "Non-Competitive Activities"). The Company consents to Executive continuing to engage in the Non-Competitive Activities for his own pecuniary benefit. The Company further consents to Executive devoting less than his full business time to the performance of his duties hereunder, having due regard to the fact that it is Executive's normal practice to work extended business hours.

                                   ARTICLE IV
                                   ----------

                    PRINCIPAL BUSINESS LOCATION OF EXECUTIVE;
                       ESTABLISHMENT OF CALIFORNIA OFFICE
                       ----------------------------------

        (A) Executive shall be based in the Newport Beach/Corona del Mar, California Area, and shall undertake such occasional travel, within or without the United States as is or may be reasonably necessary in the interests of the Company. Executive shall be in attendance at the Company's principal business facilities in Tampa, Florida at such occasional and incidental times as may be reasonably necessary to the performance of his duties hereunder, having due regard to the ability of Executive to adequately interact with the Company's Tampa, Florida facility by telephone, telefax and computer, and having further regard to the contemplated objective of implementing the Company's intended business plans and programs which may not necessarily require extended presence in Florida.

        (B) To facilitate the performance of his duties hereunder and during the full term hereof, the Company shall provide, maintain, equip (with usual and customary office equipment, computer hardware and software) and staff an office of not less than 2,000 square feet, in Newport



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Beach/Corona del Mar, California (the "California Office"). The site of the
California Office shall be selected by Executive, provided that the payments under the lease relating to the California Office shall be reasonable and competitive with lease payments required for other comparable office space in the Newport Beach/Corona del Mar area. In addition, the Company shall hire and employ an assistant and an executive assistant selected by Executive to assist Executive with his duties (the "California Office Employees"). The Company shall pay the California Office Employees salaries competitive with the salaries paid to employees holding similar positions in companies similar to the Company.

                                    ARTICLE V
                                    ---------

                                  COMPENSATION
                                  ------------

        (A) Commencing the date hereof and during the full term of this Agreement, Executive shall receive a base salary (the "Base Salary") at the rate of $300,000 per annum payable in equal weekly increments.

        (B) In addition to the Base Salary, Executive shall be eligible to earn an annual performance bonus (the "Performance Bonus") of up to an amount not exceeding $150,000 (50% of Base Salary). Such Performance Bonus shall be calculated as follows: to the extent that the net pre-tax earnings of the Company at the end of each fiscal year commencing fiscal year ending May 31, 1999 is equal to or greater than $500,000, then Executive shall receive a Performance Bonus equal to 3% of the net pre-tax earnings of the Company for such fiscal year, provided, however that such Performance Bonus shall not exceed $150,000 for any fiscal year. In the event



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that the Company's net pre-tax earnings in any fiscal year is less than
$500,000, then Executive shall receive no Performance Bonus in such fiscal year. For the last six months of the employment term the Performance Bonus shall be pro rated. The Performance Bonus as herein provided shall be computed by the Company's auditors and shall be paid to Executive within ninety (90) days following the end of the Company's fiscal year. Such computation by the Company's auditors shall be final and binding.

        (C) The Company shall deduct from Executive's compensation all federal, state and local taxes which it may now or may hereafter be required to deduct.

                                   ARTICLE VI
                                   ----------

                            SPECIAL SEVERANCE BENEFIT
                             UPON CHANGE IN CONTROL
                             ----------------------












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        In the event of a Change in Control of the Company, as defined herein,
Executive, in his sole discretion, may elect to terminate his employment at any time within one (1) year following a change in control. Upon the election of the Executive to terminate his employment, the Company shall pay to Executive a special severance benefit equal to the greater of (i) Executive's Base Salary for the unexpired portion of the term of this Agreement or (ii) two times the sum of Executive's prevailing Base Salary (the "Severance Benefit"). In the event that Executive does not elect to terminate his employment within one year following a Change in Control and during such one year period or at any time thereafter during the unexpired term of this Agreement and (i) his employment is terminated by the Company within three years of the date of such Change in Control or (ii) though not terminated by the Company, within three years from the date of the Change in Control, Executive's duties and responsibilities are materially curtailed or diminished from those prevailing immediately preceding the time of the Change in Control, and following such material curtailment or diminution, Executive elects to terminate his employment irrespective of whether or not the term of this Agreement shall have expired, then the Company shall pay to the Executive the Severance Benefit.

        As used herein, a Change in Control of the Company shall mean (i) the acquisition by any person or group as defined in Rule 13D(3) under the General Rules and Regulations under the Securities Exchange Act of 1934 (other than a corporation or employee benefit plan sponsored by the corporation) of the beneficial ownership of right to vote 20% or more of the total number of votes of the Company's voting securities eligible to vote in the election of Directors of the Company or (ii) the election of a majority in number of Directors of the Company not proposed by (a) the



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existing Directors of the Company or (b) Directors appointed by existing
Directors to fill vacancies on the Board..

                                   ARTICLE VII
                                   -----------

                                    BENEFITS
                                    --------

        (A) During the term hereof, (i) the Company shall reimburse Executive for the premium cost of health and major medical insurance for Executive and Executive's dependents as generally available to other senior executives of the Company; (ii) Executive shall be reimbursed by the Company, upon presentation of appropriate vouchers, for all reasonable business expenses incurred by the Executive on behalf of the Company consistent with the Company's travel and reimbursement policies; (iii) the Company shall pay to Executive an automobile allowance of $600 per month, which shall be for the purpose of partially reimbursing Executive for the use by Executive of his personal automobile. In addition, the Company shall pay directly or reimburse Executive, upon presentation of vouchers therefor, for the full cost of Executive's automobile insurance, repairs, maintenance, gasoline charges, monthly garage cost and mobile telephone.

        (B) The Company will obtain and maintain during the full term hereof and at its sole cost and expense a policy of term life insurance on the life of Executive in the amount of $900,000 (3 times Executive's Base Salary) payable to a beneficiary named and designated by Executive.





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        (C) For each year of the term hereof, Executive shall be entitled to paid vacation consistent with prevailing Company vacation policy for the Company's senior management. At Executive's option, accrued but unused vacation shall be payable in cash.

        (D) The Company shall obtain a long term disability insurance policy for Executive's benefit. Executive shall be provided with such disability benefit equal to 100% of Executive's average net take home of his prevailing Base Salary at a premium cost at the sole cost and expense of the Company.










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                                  ARTICLE VIII
                                  ------------

                                 NON-DISCLOSURE
                                 --------------

        The Executive shall not, at any time during or after the termination of his employment hereunder except when acting on behalf of and with the authorization of the Company, make use of or disclose to any person, corporation, or other entity, for any purpose whatsoever, any trade secret or other confidential information concerning the Company's business, finances, marketing information, managed care business, plans and programs, psychiatric and dependency operations, and information relating to any managed care, capitation, sales or marketing programs of the Company (collectively referred to as the "Proprietary Information"). For the purposes of this Agreement, trade secrets and confidential information shall mean information disclosed to the Executive or known by him solely as a consequence of his employment by the Company, whether or not pursuant to this Agreement, and not generally known (other than as disclosed by any person in breach of any obligation of confidentiality to the Company) in the industry, concerning the business, finances, methods, operations, marketing information, and information relating to the sales and marketing of the Company.










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

                                   ARTICLE IX
                                   ----------

                              RESTRICTIVE COVENANT
                              --------------------

        (A) In the event of the voluntary termination of employment with the Company by Executive, Executive agrees that he will not, for a period of one year following such termination, directly or indirectly enter into or become associated with or engage in any other business (whether as a partner, officer, director, shareholder, employee, consultant, or otherwise), which business is primarily involved in the business of developing, marketing, owning or operating facilities providing psychiatric care or drug or alcohol dependency rehabilitation or treatment, or providing or marketing managed health care programs on a contract or capitated basis.

        (B) In furtherance of the foregoing, Executive shall not during the aforesaid period of non-competition, directly or indirectly, in competition with the Company, solicit any management person who was employed by the Company or solicit any provider, insurer or group through, from or with which the Company transacted any managed health care business. The foregoing shall not be deemed or construed to prevent Executive from soliciting any consultant or advisor to the Company for any project that Executive may participate in which is not in violation of this Article IX.

        (C) If any court shall hold that the duration of non-competition or any other restriction contained in this paragraph is unenforceable, it is our intention that same shall not thereby be terminated but shall be deemed amended to delete therefrom such provision or portion adjudicated to be invalid or unenforceable or in the alternative such judicially substituted term may be substituted therefor.




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                                    ARTICLE X
                                    ---------

                                      TERM
                                      ----

        This Agreement shall be for a term of three years and six months commencing June 1, 1998 and terminating on November 30, 2001. The Company agrees to notify Executive in writing of its intent to negotiate a renewal of this Agreement six months prior to the expiration of the term hereof. If the Company elects not to seek to renegotiate a renewal, or if the Company fails to reach agreement with Executive as to the terms of renewal, then the Company agrees to pay to Executive, upon the expiration of this Agreement without renewal, a severance benefit equal to 50% of the aggregate amount of Executive's then prevailing annual Base Salary.

                                   ARTICLE XI
                                   ----------

                             DISABILITY DURING TERM
                             ----------------------

        In the event that the Executive becomes totally disabled so that he is unable or prevented from performing any one or all of his usual duties hereunder, the Company shall nevertheless continue to compensate him, and he shall continue to receive his Base Salary as provided under Article V of this Agreement for the remainder of the unexpired term. The obligation of the Company to make the aforesaid payments shall be modified and reduced and the Company shall receive a credit for all disability insurance payments which Executive may receive or to which he may become entitled; provided, however, that the premiums for such disability insurance had been paid by the Company or had been reimbursed to Executive by the Company.




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                                   ARTICLE XII
                                   -----------

                                   TERMINATION
                                   -----------

        (A) Notwithstanding anything herein contained, if on or after the date hereof and prior to the end of the employment term, Executive is terminated "For Cause" (as defined below) then the Company shall have the right to give notice of termination of Employee's services hereunder as of a date to be specified in such notice, and this Agreement shall terminate on the date so specified. For purposes of this Agreement, termination "For Cause" shall mean the commission by Executive of any criminal act against the Company involving theft, embezzlement, misappropriation of property or criminal fraud. In the event that Executive is terminated For Cause, Executive shall be entitled to receive only the unpaid portion of his base salary to the date on which such termination shall take effect.

        (B) In the event that Executive shall die, then this Agreement shall terminate on the date of Executive's death. Within 30 days following such termination, the Company shall pay the full amount of the Executive's then prevailing Base Salary for the full remaining unexpired term.

        (C) In the event that this Agreement is terminated "For Cause" pursuant to Article XII, paragraph A, then Executive shall be only be entitled to receive the pro rata portion of the Base Salary accrued as of the date on which termination shall take effect. In addition, in the event of termination "For Cause," Executive shall not be eligible for a Performance Bonus.

        (D) In the event that the Company terminates Executive "Without Cause," (as defined below) then the Company shall be obligated to pay to Executive an amount equal to the


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greater of (i) the balance of the Base Salary for the remainder of the employment term or (ii) an amount equal to two years Base Salary. For purpose of this Agreement, termination Without Cause shall mean (i) termination for any reason other than as provided under paragraph A or B of this Article XII, (ii) a Change in Control, or (iii) a change in the title of the Executive or a material curtailment or diminution of the Executive's duties and responsibilities.

                                  ARTICLE XIII
                                  ------------

                                  STOCK OPTIONS
                                  -------------

        (A) Upon execution of this Agreement, Executive shall be granted stock options (the "Options") to purchase up to an aggregate of 100,000 shares of Company common stock, par value $0.01 per share (the "Common Stock" ), at an exercise price equal to $6 per share, which price is approximately 150% of the closing price of the Common Stock as reported on the New York Stock Exchange at the close of business on September 14, 1998 (the "Grant Date"). The Options shall be exercisable in accordance with the standard terms and conditions of the Company's stock option grants. Provided that the Executive remains employed by the Company, the Options shall vest as follows:

            1. Annual Options: Twenty-five thousand (25,000) Options shall vest on the first anniversary of the Grant Date.

            2. Performance Options: Thirty-seven thousand, five hundred (37,500) Options shall vest as follows: in the event that the Company's net pre-tax earnings for the fiscal



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year ended May 31, 1999 is equal to or greater than $1 million, such Options shall vest on May 31, 1999.

            3. Market Capitalization-Based Options. The remaining thirty-seven thousand, five hundred (37,500) Options shall vest based upon increases of at least 12.5% in the Company's market capitalization (computed as set forth below) (the "Market Options"). The Market Options shall vest as follows: (a) Market Options with respect to 12,500 shares shall vest on May 31, 1999, in the event that the Company increases its market capitalization from that of September 14, 1998 to the fiscal year ended May 31,1999 by 12.5%; (b) Market Options with respect to 12,500 shares shall vest on May 31, 2000 in the event that the Company increases its market capitalization from the fiscal year ended May 31,1999 to May 31, 2000 by 12.5%; and (c) Market Options with respect to 12,500 shares shall vest on May 31, 2001, in the event that the Company increases its market capitalization from the fiscal year ended May 31, 2000 to May 31, 2001 by 12.5%. In addition to the foregoing, in the event that the Company increases its market capitalization in any fiscal year by more than 12.5%, then Executive shall be entitled to a pro rata number of additional Market Options. For purposes of this Agreement, the Company's market capitalization for any given fiscal year shall be calculated by multiplying the number of shares of Common Stock outstanding as of the effective date of this employment agreement by the closing price of the Common Stock as reported on the New York Stock Exchange on May 31 of each year in questions.







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
                                   ARTICLE XIV
                                   -----------

                         TERMINATION OF PRIOR AGREEMENTS
                         -------------------------------

        This Agreement sets forth the entire agreement between the parties and supersedes all prior agreements between the parties, whether oral or written.

                                   ARTICLE XV
                                   ----------

                                   ARBITRATION
                                   -----------

        Any dispute arising out of the interpretation, application and/or performance of this Agreement shall be settled through final and binding arbitration before a single arbitrator in Orange County, State of California in accordance with the commercial rules of the American Arbitration Association. The arbitrator shall be selected by the Association and shall be an attorney at law experienced in the field of corporate law. Any judgment upon any arbitration award may be entered in any court, federal or state, having competent jurisdiction of the parties.

                                   ARTICLE XVI
                                   -----------

                                  SEVERABILITY
                                  ------------

        If any provision of this Agreement shall be held invalid and unenforceable, the remainder of this Agreement shall remain in full force and effect. If any provision is held invalid or unenforceable with respect to particular circumstances, it shall remain in full force and effect in all other circumstances.





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

                                  ARTICLE XVII
                                  ------------

                                     NOTICE
                                     ------

        All notices required to be given under the terms of this Agreement shall be in writing and shall be deemed to have been duly given only if delivered to the addressee in person or mailed by certified mail, return receipt requested, as follows:

        If to the Company:   Comprehensive Care Corporation
                             4200 W. Cypress Street, Suite 300
                             Tampa, Florida 33607

        If to the Executive: Chriss W. Street
                             1111 Bayside Drive #100
                             Corona del Mar, California 92625

or to any such other address as the party to receive the notice shall advise by due notice given in accordance with this paragraph.

                                  ARTICLE XVIII
                                  -------------

                                     BENEFIT
                                     -------

        This Agreement shall inure to, and shall be binding upon, the parties hereto, the successors and assigns of the Company, and the heirs and personal representatives of the Executive.

                                   ARTICLE XIX
                                   -----------

                                     WAIVER
                                     ------





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

        The waiver by either party of any breach or violation of any provision of this Agreement shall not operate or be construed as a waiver of any subsequent breach of construction and validity.

                                   ARTICLE XX
                                   ----------

                                  GOVERNING LAW
                                  -------------

        This Agreement has been negotiated and executed in the State of California, and California law shall govern its construction and validity.

                                   ARTICLE XXI
                                   -----------

                                ENTIRE AGREEMENT
                                ----------------

        This Agreement contains the entire agreement between the parties hereto. No change, addition or amendment shall be made hereto, except by written agreement signed by the parties hereto.









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

        IN WITNESS WHEREOF, the parties hereto have executed this Agreement and affixed their hands and seals the day and year first above written.

(Corporate Seal)                          COMPREHENSIVE CARE CORPORATION



                                          By
                                              ----------------------------------
                                              Name:
                                              Title:



                                          --------------------------------------
                                          CHRISS W. STREET (Executive)





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